SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 21, 2003

BNC Bancorp (Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	000-50128 (Commission File Number)	47-0898685 (IRS Employer Identification No.)

831 Julian Avenue Thomasville, North Carolina 27361 (Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 476-9200

N/A (Former name or former address, if changed since last report)

INDEX

		Page
Item 7 -	Exhibits
Item 9 -	Regulation FD Disclosure (disclosing information pursuant to Item 12 Results of Operations and Financial Condition)	3
Signatures		4
Exhibit 99(a) Press Release dated October 21, 2003		5

Item 7 - Exhibits

99 Additional Exhibits

(a) Press Release dated October 21, 2003

Item 9 - Regulation FD Disclosure (disclosing information pursuant to Item 12 Results of Operations and Financial Condition)

(a) On October 21, 2003, the Registrant issued a news release to announce its earnings for the quarter-to-date and year-to-date periods ended September 30, 2003.

As of September 30, 2003, the Company had 3,489,921 shares outstanding.

Disclosures About Forward Looking Statements

The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions of judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

The news of this event was released on October 21, 2003, as evidenced by Exhibit 99(a) to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNC BANCORP

Date: October 21, 2003	By:	/s/ W. SWOPE MONTGOMERY, JR. W. Swope Montgomery, Jr., President and Chief Executive Officer